Exhibit 10.16

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”), is made and entered into this 5th day of December, 2011 by and between Mission West Properties, L.P., a Delaware limited partnership (“Lessor”) and Aria Diagnostics, Inc., a Delaware Corporation (“Lessee”).

RECITALS

A.	Lessee has entered into a lease with Lessor for an approximately 23,994 square foot building located at 5945 Optical Court, San Jose, California (the “Premises”) dated June 10, 2011 (the “Lease”)

B.	Lessee has agreed to lease an additional 1669 sq. ft. of shell space.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree to amend the Lease as follows:

1.	Premises: Lessee has leased an addition 1669 sq. ft. for a total of 25,663 sq. ft. and 38% of building.

2.	BASIC RENT: The basic rent shall be adjusted to and payable as follows:

	Basic Rent*	CAC**	Total
February 1. 2012—July 31, 2012	$44,908	$6,359	$51,267

*	Monthly base rent to increase by $.05 per sq. ft. over prior year’s monthly base rent on the annual anniversary of the Commencement Date each year during the Lease Term over the prior year’s monthly base rent starting on August 1, 2012 to $1.80 or $46,193.

3.	RATIFICATION OF LEASE: Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.

4.	AUTHORITY: Each party executing this First Amendment represents and warrants that he or she is duly authorized to execute and deliver this First Amendment. If executed on behalf of a corporation, that this First Amendment is executed in accordance with the by-laws of said corporation (or a partnership that this First Amendment is executed in accordance with the partnership agreement of such partnership), that no other party’s approval or consent to such execution and delivery is required, and that this First Amendment is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this First Amendment, by their duly authorized signatories, as of the day first above written.

Lessor Mission West Properties L.P. By: Mission West Properties, Inc., Its General Partner		Lessee ARIA DIAGNOSTICS, INC.

By:	/s/ Carl E. Berg	By:	/s/ Ken Song
Print Name:	Carl E. Berg	Print Name:	Ken Song
Title:	CEO	Title:	CEO